RIGHTS CERTIFICATE #:                                                                                                                                                                      NUMBER OF RIGHTS:                                        Exhibit 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED [_______], 2008 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE..  ADDITIONAL COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER SERVICES, THE INFORMATION AGENT.

America First Tax Exempt Investors, L.P.

a Delaware limited partnership

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Beneficial Unit Certificates (“BUCs”) of America First Tax Exempt Investors, L.P.

Subscription Price:                                      $ [___] per BUC

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,

ON [_______ __], 2008, UNLESS EXTENDED BY THE COMPANY’S GENERAL PARTNER
REGISTERED
OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one Beneficial Unit Certificate (“BUC”) representing an assigned limited partner interest in America First Tax Exempt Investors, L.P., a Delaware limited partnership, at a subscription price of $____ per BUC (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of America First Tax Exempt Investors, L.P. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any BUCs available for purchase in the

Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege in full, the owner of this Subscription Rights Certificate may subscribe for a number of excess BUCs pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by delivering the full payment of the subscription price for each BUC in accordance with the “Instructions for Use of America First Tax Exempt Investors, L.P. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the signatures of the duly authorized officers of The Burlington Capital Group, LLC, acting in its capacity of the general partner of the general partner of the Company.
Dated:	, 2008
________________________________________		________________________________________
Lisa Y. Roskens, President and Chief Executive Officer		Michael J. Draper, Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company [Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042]	If delivering by hand or courier: American Stock Transfer & Trust Company [Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219]
SECTION 1-EXERCISE OF SUBSCRIPTION RIGHTS	SECTION 2-SIGNATURE
To subscribe for BUCs pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Section 3 below. To subscribe for BUCs pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Section 3 below.	I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of BUCs indicated above on the terms and conditions specified in the Prospectus.
(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:
I apply for ____________ BUCs X $_____ = $______________ (no. of new BUCs) (subscription price) (amount enclosed)	Signature(s) _______________________________
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE	_________________________________
If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional BUCs pursuant to your Over-Subscription Privilege:	IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
I apply for ____________ BUCs X $_____ = $______________ (no. of new BUCs) (subscription price) (amount enclosed)
(c) TOTAL AMOUNT OF PAYMENT ENCLOSED = $_______________
(d) METHOD OF PAYMENT (CHECK ONE)
☐ Certified or Cashier’s check drawn on a U.S. bank or postal or telegraphic money order made payable to “American Stock Transfer & Trust Company, as Subscription Agent.”
o Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [Sovereign Bank, 551 Fifth Avenue, New York, New York 10176, ABA #231 372 691, Account #303 600 2123].

PLEASE REFER TO THE INSTRUCTIONS FOR USE OF AMERICA FIRST TAX EXEMPT INVESTORS, L.P. SUBSCRIPTION RIGHTS CERTIFICATES

FOR ADDITIONAL ASSISTANCE, YOU MAY CONSULT GEORGESON SHAREHOLDER SERVICES, THE INFORMATION AGENT, AT [(      ) [                              ].  BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT (212) 440-9800.